EXHIBIT F


















                        SECURITY AGREEMENT

                    Dated as of August 9, 1995

                                by

                        MISTIC BRANDS, INC.

                            in favor of

          THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)

                             as Agent

                        SECURITY AGREEMENT


     SECURITY AGREEMENT, dated as of August 9, 1995 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), made by MISTIC BRANDS, INC., a corporation organized under the laws of Delaware (the "Borrower") in favor of THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent (in such capacity, together with its successors in such capacity, the "Agent") for the benefit of each of the lenders (the "Lenders") signatory to the Credit Agreement dated as of August 9, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Agent and the Lenders.

                       W I T N E S S E T H :

     WHEREAS, pursuant to the terms of the Credit Agreement and the other Facility Documents, the Lenders have agreed to extend credit to the Borrower upon the terms and subject to the conditions set forth therein to be evidenced by the Notes issued by the Borrower thereunder and the Letters of Credit issued thereunder and to be guarantied by Triarc Companies, Inc., a corporation organized under the laws of Delaware (the "Guarantor") under the Unconditional Guaranty; and

     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their extensions of credit to the Borrower under the Credit Agreement that the Borrower shall have executed and delivered this Agreement to the Agent to secure the obligations of the Borrower under the Notes, the Letters of Credit, the Credit Agreement and the other Facility Documents.

     NOW, THEREFORE, in consideration of the premises and to induce the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and to purchase Participating Interests in Letters of Credit issued under the Credit Agreement, the Borrower hereby agrees with the Agent, as follows:

          ARTICLE 1.     DEFINITIONS.

     Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined;
and the following terms have the following meanings:

     "Assigned Agreements" means each and every one of the leases, contracts, permits, licenses, franchises and other agreements to which the Borrower is a party or pursuant to which the Borrower has been granted rights, including, without limitation, all supply contracts, co-packer agreements, distribution agreements, all Mistic Acquisition Documents, all leases and all policies of property, casualty and liability insurance pursuant to which the Borrower is a beneficiary.

     "Code" means the Uniform Commercial Code as in effect in the State of New York.

     "Collateral" means all of the Borrower's right, title and interest in and to all the following, whether now owned or hereafter acquired:

          (a)  all of the Receivables;

          (b)  all of the Equipment;

          (c) all of the General Intangibles and all of the right, title and interest of the Borrower in and to, and all benefits of the Borrower pursuant to, the Assigned Agreements;

          (d)  all of the Inventory;

          (e) (i) all of the Borrower's right, title and interest in and to the goods and other Property, including but not limited to all merchandise returned or rejected by Customers, represented by or securing any of the Receivables; (ii) all of the Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin and reclamation; (iii) all additional amounts due to the Borrower from any Customer relating to the Receivables, irrespective of whether such additional amounts have been specifically assigned to the Agent; (iv) all of the Borrower's right, title and interest in other Property, including warranty claims, relating to any goods whatsoever securing this Agreement;
(v) if and when obtained by the Borrower, all of the Borrower's interest in personal Property of third parties in which the Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vi) any other goods or personal Property now owned or hereafter acquired in which the Borrower has expressly granted a security interest or may in the future grant a security interest to the Agent for the ratable benefit of the Lenders, in any amendment or supplement hereto;

          (f) all cash held as cash collateral by the Agent or any Lender to the extent not otherwise constituting Collateral, or other cash or Property at any time on deposit with or held by the Agent or any Lender for the account of the Borrower (whether for safekeeping, custody, pledge, transmission or otherwise), all present and future deposit accounts (whether time or demand or interest or non-interest bearing) of the Borrower with the Agent or any Lender or any other Person including those to which any such cash may at any time or from time to time be credited, all amounts and reinvestments (however evidenced) of amounts from time to time credited to such accounts, and all interest, dividends, distributions and other proceeds payable on or with respect to (A) such investments and reinvestments and (B) such accounts; provided that until a Default or Event of Default shall have occurred and be continuing, the Borrower shall have the right to withdraw all such amounts from all such accounts not specifically designated as cash collateral accounts without the consent of the Agent or such Lender;

          (g) all proceeds and products of the Collateral referred to in the foregoing clauses (a), (b), (c), (d), (e), (f), and in this clause (g), in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including, without limitation, hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or documents; and

          (h) all of the Borrower's ledger sheets, files, records, books of account, business papers, computers, computer software and programs, and documents relating to the Collateral referred to in the foregoing clauses (a), (b), (c), (d), (e), (f) or (g).

     "Customer" means the account debtor with respect to any of the Receivables or the purchaser of goods, services or both with respect to any contract or contract right, or any Person who enters into any contract or other arrangement with the Borrower, pursuant to which the Borrower is to deliver any personal Property or perform any services.

     "Equipment" means all of the Borrower's "equipment" (as such term is defined in the Code) now owned or hereafter acquired and wherever located, including, without limitation, all machinery, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

     "General Intangibles" means all of the Borrower's choses in action, causes of action and all other "general intangibles" (as such term is defined in the Code) now owned or hereafter acquired, including, without limitation, goodwill, customer lists, copyrights, Trademarks, tradenames, tradestyles, equipment formulations, manufacturing procedures, quality control procedures, product specifications, patents, copyrights, licenses, franchises and tax refund claims.

     "Inventory" means all of the Borrower's "inventory" (as such term is defined in the Code) now owned or hereafter acquired, including, without limitation, all goods, merchandise and other personal Property, whether tangible or intangible, wherever located, furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in the Borrower's business or used in selling or finishing of such goods, merchandise and other personal Property, and all documents of title or other documents representing them.

     "Permitted Liens" means and includes any Lien or Liens which the Borrower is permitted, by the terms of the Credit Agreement, to create, incur, assume or suffer to exist.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

     "Receivables" means all of the Borrower's accounts, contract rights, instruments, documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to the Borrower arising out of or in connection with the sale or lease of Inventory or for services rendered, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically pledged or assigned to the Agent hereunder or under any other Facility Document.

     "Secured Obligations" means the unpaid principal of and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of any Obligor to the Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Note, any Letter of Credit, any Interest Rate Protection Agreement to which a Lender is a party, any other Facility Document and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or any Lender) or otherwise.

     "Security" has the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     "Trademarks" shall have the meaning assigned to such term in the Trademark Security Agreement.

          ARTICLE 2.  COLLATERAL

     Section 2.01. Grant of Security Interest. As security for the payment by the Borrower of the Secured Obligations and the performance by the Borrower of its other obligations and undertakings under this Agreement and under the other Facility Documents, the Borrower does hereby grant, bargain, convey, assign, transfer, mortgage, hypothecate, pledge, confirm and grant a continuing security interest to the Agent in and to all right, title and interest of the Borrower (but none of its obligations) in the Collateral.

     Section 2.02. Collateral Assignment of Contract Rights. (a) To the extent permitted by each Assigned Agreement, the Borrower hereby assigns and transfers to the Agent, in trust, nevertheless, for the benefit of the Lenders, as collateral security for the Secured Obligations, all right, title and interest of the Borrower in and to, and all benefits accruing to the Borrower pursuant to, each of the Assigned Agreements; provided, however, that, unless an Event of Default shall be continuing and the Agent shall have given the Borrower written notice of its intention to enforce its rights, on behalf of the Lenders, under this Section 2.02, the Borrower shall have the right to exercise any and all of its rights under the Assigned Agreements to the same extent as if this Agreement had not been executed (including, without limitation, the right to enter into possession of and use any and all Property leased or licensed to the Borrower, as lessee or licensee, the right to use any or all of the facilities made available to the Borrower and the right to make all waivers and agreements, to give all notices, consents and releases, to take all action upon the happening of any default giving rise to a right in favor of the Borrower, under any of the Assigned Agreements, and to do any and all other things whatsoever which the Borrower is or may become entitled to do under any of the Assigned Agreements, including, without limitation, the right to terminate or not renew any of the Assigned Agreements); and provided, further, that during the continuance of any Event of Default, upon written notice to the Borrower, the Agent shall, to the extent permitted by each Assigned Agreement, have the right to exercise any and all of the Borrower's rights under the Assigned Agreements (including, without limitation, all rights set forth in the parenthetical in the immediately preceding proviso). The Borrower shall make a good faith and reasonable effort to insert appropriate provisions and to avoid the insertion of prohibitions or restrictions so that each Assigned Agreement may be freely assignable and transferable.

          (b) This Agreement is executed as security for the Secured Obligations, and, therefore, the execution and delivery of this Agreement shall not subject the Agent to, or transfer or pass to the Agent, or in any way affect or modify, the liability of the Borrower under any or all of the Assigned Agreements, it being understood and agreed that notwithstanding this Agreement, all of the obligations of the Borrower to each and every other party under each and every one of the Assigned Agreements shall be and remain enforceable by such other party, its successors and assigns, against, but only against, the Borrower or Persons other than the Agent, the Lenders and their respective successors and assigns.

          (c) To further protect the security afforded by this Agreement, the Borrower agrees, subject to paragraph (a) above, as follows:

               (i) the Borrower will faithfully abide by, perform and discharge each and every obligation, covenant, condition, duty and agreement pursuant to each or any of the Assigned Agreements the non-performance of which could reasonably be expected to have a Material Adverse Effect;

               (ii) the Borrower shall not amend, modify, otherwise change or terminate any Assigned Agreement if such amendment, modification, other change or termination could reasonably be expected to have a Material Adverse Effect;

               (iii) at the Borrower's sole cost and expense, the Borrower will appear in and defend any action or proceeding arising under, growing out of or in any manner connected with the obligations, covenants, conditions, duties, agreements or liabilities of the Borrower under any of the Assigned Agreements, the non-performance of which could reasonably be expected to have a Material Adverse Effect; and

               (iv) should the Borrower fail to make any payment, do any act or refrain from any act which this Agreement requires the Borrower to make, do or refrain from, then the Agent may, upon reasonable prior written notice to the Borrower (unless, in the reasonable judgment of the Agent, the security provided hereby, including the Collateral, taken as a whole, may be materially harmed or impaired as a result of the Borrower's failure to pay, act or refrain from acting, in which case the Agent need not so notify the Borrower), but the Agent shall have no obligation to (and shall not thereby release the Borrower from any obligation hereunder), make, do or prevent the same in such manner and to such extent as the Agent may deem necessary or advisable to protect the security provided hereby, which rights of the Agent shall specifically include, without limiting the Agent's general powers herein granted, the right to appear in and defend any action or proceeding purporting to affect the security hereof and the rights or powers of the Agent hereunder (or any of them), and upon the occurrence and during the continuance of an Event of Default, the right to perform and discharge each and every one, or any one or more, of the obligations, covenants, conditions, duties and agreements of the Borrower contained in any one or more of the Assigned Agreements; in exercising any such powers, the Agent may pay necessary or advisable costs and expenses, employ counsel and incur and pay reasonable attorneys' fees, and the Borrower will reimburse the Agent for such costs, expenses and fees after delivery of invoices or other evidences of the same.

     Section 2.03. Sharing of Collateral. The Collateral shall be held subject to the conditions and agreements in this Agreement and in the other Facility Documents set forth for the common and equal use, benefit and security of all and singular Person or Persons who shall from time to time be Lenders and, except to the extent specifically set forth in the Credit Agreement, without preference of any of the Secured Obligations over any of the others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever.

          ARTICLE 3.  REPRESENTATIONS, WARRANTIES AND COVENANTS
                      CONCERNING SECURITY

   Section 3.01. Representations and Warranties. The Borrower hereby represents and warrants:

        (a) The Collateral in which the Borrower holds an interest is owned solely by the Borrower and no other Person has any right, title, interest, claim or Lien, other than Permitted
Liens.

        (b) The Liens granted pursuant to this Agreement constitute perfected Liens on the Collateral in favor of the Agent, for the ratable benefit of the Lenders, which are prior to all other Liens on the Collateral created by the Borrower and in existence on the date hereof, other than Permitted Liens, and which are enforceable as such against all creditors of and purchasers from the Borrower and its predecessors in interest.

        (c) No amount payable to the Borrower under or in connection with any Receivable is evidenced by any instrument or chattel paper which has not been delivered to the Agent. No amount payable to the Borrower under or in connection with any Assigned Agreement is evidenced by any instrument which has not been delivered to the Agent.

   Section 3.02.  Sale of Collateral; Liens.  Except as
specifically permitted herein or by the other Facility Documents, the Borrower

        (a) will not sell, assign or otherwise transfer any of the Collateral,

        (b) will keep all Collateral in existence on the date, and all Collateral acquired after the date, of execution of this Agreement, free from all Liens other than Permitted Liens, and

        (c) will pay and discharge, when due, all taxes, levies and other charges upon any Collateral, and shall defend all Collateral against all claims of any Person (other than, with respect to any Permitted Lien, the holder thereof) other than the Agent, except if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained.

   Section 3.03. Collection of Receivables. The Borrower may collect its Receivables, but only until such time as the Agent shall exercise its right under Section 4.02(b) to notify Customers or other third parties to pay amounts owing under such Receivables directly to the Agent. Upon the occurrence and during the continuance of an Event of Default, the Borrower agrees to take such action with respect to the collection of its Receivables and the proceeds thereof as the Agent may direct.

   Section 3.04. Offices, Location of Collateral, etc. (a) The office where the Borrower keeps its records concerning the Collateral and the Borrower's principal place of business and chief executive office are located at are set forth in Part 1 of Schedule A hereto; all of the Borrower's other places of business are located at the addresses set forth in Part 2 of Schedule A hereto and the Collateral is currently located only at the locations referred to in this Section 3.04, except that certain item(s) of Equipment and Inventory are located at the places specified for such items in Part 3 of Schedule A hereto.

        (b)  Without the prior written consent of the Agent
(which consent shall not be unreasonably withheld or delayed), the Borrower will not change the location of its chief executive office; provided, however, that the Borrower may, upon not less than thirty (30) days' prior written notice to the Agent, relocate its chief executive office to any location in any jurisdiction in the United States (each such jurisdiction being hereinafter called a "Permitted Jurisdiction").

        (c) The Borrower may relocate any item(s) of Inventory or Equipment within (i) any Permitted Jurisdiction, and (ii) any other jurisdiction so long as (in the case of this clause (ii)), the Agent shall have a perfected first priority security interest (or, if applicable, the foreign equivalent thereof) in such item(s) and the aggregate value of such item(s) in such foreign jurisdictions does not exceed 10% of the aggregate value of all such item(s); provided, however, that the Borrower provides notice of such relocation to the Agent on or before the date that is 60 days after such relocation took place.

The Borrower will with respect to each and every relocation of the Borrower's chief executive offices or any item(s) of the Collateral, take such action, at the Agent's reasonable request and direction and at the Borrower' expense as provided in Section
3.09 (and including, without limitation, the preparation and filing where appropriate of new or amended financing statements), as may then be necessary or desirable to ensure the uninterrupted continuation of the Agent's security interest in all of the Collateral with the same priority as it had prior to any such relocation.

   Section 3.05. Financing Statements. The Borrower hereby agrees to execute such financing statements as the Agent may reasonably request, and to take such other action (including, without limitation, the execution and filing, at its own expense, of all continuation statements) as may be required to perfect and to keep perfected the Agent's security interest in, and Lien upon, the Collateral, and, unless prohibited by law, the Borrower hereby authorizes the Agent to execute and file any such financing statements and continuation statements on behalf of the Borrower.

   Section 3.06. Insurance for Collateral. The Borrower agrees to maintain, or cause to be maintained, policies of insurance as required by the Credit Agreement, and to deliver to the Agent one or more certificates evidencing such policies naming the Agent as loss payee (and to the extent such policies are provided by co-packers utilized by the Borrower, the Borrower shall use good faith and reasonable efforts to ensure that the Agent is named as loss payee thereunder) and, if requested by the Agent, the certified copies of such policies. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days' notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Borrower nor by the occupation of the premises where the Collateral is located for purposes more hazardous than are permitted by such policy. If the Borrower fails to provide such insurance, the Agent may, at the Borrower's expense, procure the same, but shall not be required to do so. The Borrower agrees to deliver to the Agent, promptly as rendered, two copies of all reports made to any insurance company by it that relate to the Collateral.

   Section 3.07. Certain Information, etc. The Borrower will deliver to the Agent at such times and in such form as shall be reasonably designated by the Agent, assignments, schedules and reports relating to the Collateral, and will furnish such other information relevant to the Collateral as the Agent shall from time to time reasonably request, including, without limitation, the original delivery or other receipts for Inventory sold and duplicate invoices relating to the Receivables. At the request of the Agent, the Borrower will also promptly deliver to the Agent any and all bills of sale for, certificates of title to or other comparable evidence of ownership of, each item of the Equipment. The Borrower will mark its books and records to reflect the security interest of the Agent in Receivables and General Intangibles.

   Section 3.08. Protection of Collateral; Reimbursement. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by the Borrower; and if the Borrower fails so to pay any portion thereof when due unless such taxes are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained, the Agent may, after notice to the Borrower and opportunity to cure, at its option, but shall not be required to, pay the same and charge the Borrower therefor, and the Borrower agrees to reimburse promptly the Agent therefor with interest at a rate equal to the Default Rate. The Borrower shall pay all sums so paid or incurred by the Agent for any of the foregoing and all costs and expenses (including reasonable attorneys' fees, legal expenses and court costs) that the Agent may reasonably incur in evaluating, asserting, enforcing, defending or protecting its Lien on, or rights and interest in, the Collateral, or any of its rights or remedies under this Agreement or any other Facility Document, and, until paid by the Borrower such sums shall be considered as additional obligations owing by the Borrower under this Agreement and, as such, shall be secured by all of the Collateral and the proceeds from the sale thereof and by any and all other collateral, security, assets, reserves or funds of the Borrower in or coming into the hands of or inuring to the benefit of the Agent. Subject to the provisions of the Credit Agreement and except to the extent limited by applicable law, the Agent shall not be liable or responsible in any way for the safekeeping of the Collateral or for any loss or damage thereto (except any loss or damage caused by the gross negligence or willful misconduct of the Agent) or for any diminution in the value thereof, or any act or default of any warehouseman, carrier, forwarding agency or other Person.

   Section 3.09. Further Assurances. So long as any of the Secured Obligations or any Commitment shall be outstanding upon the written request of the Agent, the Borrower, at its expense, will timely execute, acknowledge, deliver, file and record, or will cause to be executed, acknowledged, delivered, filed or recorded, all such further instruments, deeds, conveyances, mortgages, transfers, financing statements, continuation statements and assurances as may be necessary or appropriate (and, in any event, as may be reasonably requested by the Agent) to subject to the Lien of this Agreement, and to preserve, continue and protect the Lien of this Agreement on, the Collateral, including, without limitation, any Collateral acquired after the date of this Agreement, and for perfecting the Agent's rights in, every part of the Collateral, or as may be required in order to transfer to, or perfect the rights of any new agent or agents in, the Collateral.

        ARTICLE 4.  DEFAULTS -- REMEDIES

   Section 4.01. Nature of Events. An "Event of Default" shall exist if any Event of Default under, and as defined in, the Credit Agreement occurs and is continuing.

   Section 4.02. Default Remedies. (a) If an Event of Default exists and is continuing, the Agent may exercise all of the rights and remedies conferred in this Agreement and in each of the other Facility Documents, it being expressly understood that no such remedy is intended to be exclusive of any other remedy or remedies; but each and every remedy shall be cumulative and shall be in addition to every other remedy given in this Agreement or now or hereafter existing at law or in equity or by statute, and may be exercised from time to time as often as may reasonably be deemed expedient by the Agent.

        (b) If an Event of Default exists and is continuing, the Agent shall have the right, at any time and from time to time during such default period, (i) to notify all Customers and other third parties holding or otherwise concerned with the Collateral that Receivables have been assigned to the Agent and that the Agent has a security interest therein; (ii) to direct all such Persons to make payments to the Agent of all or any part of the sums owing the Borrower by such Persons; (iii) to enforce collection of any of the Receivables by suit or otherwise; (iv) to surrender, release or exchange all or any part of such Receivables; or (v) to compromise, settle, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

        (c) If an Event of Default exists and is continuing, the Agent shall have the right, at any time or from time to time during such default period, to take immediate possession of any or all Collateral that is tangible personal Property, and may require the Borrower to assemble such Collateral, at the expense of the Borrower, and to make it available to the Agent at a place to be designated by the Agent that is reasonably convenient to both parties, and may enter any of the premises of the Borrower with or without force or process of law, and keep and store the same on such premises until sold (and if such premises be the Property of the Borrower, the Borrower agrees not to charge the Agent for storage thereof for a period of at least ninety (90) days after sale or disposition of such Collateral).

        (d) The Borrower and the Agent agree that ten (10) Banking Days' prior written notice to the Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such reasonable locations as the Agent shall designate in such notice. Except as expressly set forth in any Facility Document, any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived by the Borrower. Sales for cash, or on credit to a wholesaler, retailer or user of the Collateral, at any public or private sale, if made in good faith, are all hereby deemed (without limitation) to be commercially reasonable (as defined in the Code). The Agent shall have the right to bid at any such sale on behalf of any one or more Lenders (who shall also have the right to bid individually). Proceeds arising from any such sale shall be applied to the repayment of the Secured Obligations in the manner set forth in the Credit Agreement.

        (e) If an Event of Default exists and is continuing, the Agent may also, with or without proceeding with sale or foreclosure or demanding payment of the Secured Obligations, without prior notice, appropriate and apply to the payment of the Secured Obligations and the other obligations secured under this Agreement any and all Collateral in its possession and any and all balances, credits, deposit accounts, reserves or other moneys due or owing to the Borrower held by the Agent under this Agreement or otherwise. The Agent shall promptly notify the Borrower of any such appropriation by the Agent.

        (f) Anything in this Agreement contained to the contrary notwithstanding, and in view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Collateral that consists of Securities may be effected after an Event of Default, the Borrower agrees that upon the occurrence and during the existence of an Event of Default, the Agent may, from time to time, attempt to sell all or any part of such Collateral by means of a private placement restricting the bidders and prospective purchasers to those who will represent or agree as to their investment intent or method of resale or both in a manner reasonably required by the Agent to assure compliance with applicable securities laws. The Agent shall give the Borrower written notice prior to making any such offer of any such Collateral. Each of the Agent and the Borrower may solicit offers to buy such Collateral, or any part of it, for cash, from a limited number of investors deemed by the Agent, in its reasonable business judgment, to be responsible parties who might be interested in purchasing such Collateral, and if the Agent and the Borrower collectively solicit such offers from not less than five (5) such investors, then the acceptance by the Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition (as defined in the Code) of such Collateral unless applicable law provides otherwise.

        (g) All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of the Borrower contained in this Agreement or any other Facility Document or contained in any agreement supplementary to this Agreement or any other Facility Document, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions or agreements of the Borrower contained in this Agreement or any other Facility Document.

        (h) The Borrower will pay to the Agent all reasonable expenses (including court costs and reasonable attorneys' fees and expenses) of, or incident to, the enforcement of any of the provisions of this Agreement and all other charges due against the Collateral, including, without limitation, taxes (other than income taxes imposed upon the Agent in connection therewith), assessments, security interests, Liens or encumbrances upon the Collateral and any expenses, including transfer or other similar taxes, arising in connection with any sale, transfer or other disposition of Collateral.

   Section 4.03. Other Enforcement Rights. The Agent may proceed to protect and enforce this Agreement by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement in this Agreement contained or in execution or aid of any power in this Agreement granted, or for foreclosure under this Agreement, or for the appointment of a receiver or receivers for the Collateral or any part thereof, for the recovery of judgment for the obligations secured by this Agreement or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

   Section 4.04. Effect of Sale, etc. (a) Any sale or sales pursuant to the provisions of this Agreement, whether under any right or power granted hereby or thereby or pursuant to any legal proceedings, shall operate to divest the Borrower of all right, title, interest, claim and demand whatsoever, either at law or in equity, of, in and to the Collateral, or any part thereof, so sold, and any Property so sold shall be free and clear of any and all rights of redemption by, through or under the Borrower. At any such sale any Lender may bid for and purchase the Property sold and may make payment therefor as set forth in clause (b) of this Section 4.04, and any such Lender so purchasing any such Property, upon compliance with the terms of sale, may hold, retain and dispose of such Property without further accountability.

        (b) The receipt by the Agent, or by any Person authorized under any judicial proceedings to make any such sale, of the proceeds of any such sale shall be a sufficient discharge to any purchaser of the Collateral, or of any part thereof, sold as aforesaid; and no such purchaser shall be bound to see to the application of such proceeds, or be bound to inquire as to the authorization, necessity or propriety of any such sale. In the event that, at any such sale, any Lender is the successful purchaser, it shall be entitled, for the purpose of making settlement or payment, to use and apply such Collateral to its Secured Obligations by crediting thereon the net proceeds of such sale.

   Section 4.05. Delay or Omission; No Waiver. No course of dealing on the part of the Agent nor any delay or failure on the part of the Agent to exercise any right shall impair such right or operate as a waiver of such right or otherwise prejudice the Agent's rights, powers and remedies. No waiver by the Agent of any Default or Event of Default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent Default or Event of Default, or to impair the rights resulting therefrom except as may be otherwise expressly provided in this Agreement. Upon the occurrence and during the existence of an Event of Default, every right and remedy given by this Agreement, by any other Facility Document or by law to the Agent may be exercised from time to time as often as may be deemed expedient by the Agent.

   Section 4.06. Restoration of Rights and Remedies. If the Agent shall have instituted any proceeding to enforce any right or remedy under this Agreement or under any other Facility Document and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Agent, then and in every such case the Agent, the Borrower and the Lenders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions under this Agreement and under the other Facility Documents, and, unless otherwise determined in such proceeding, thereafter all rights and remedies of the Agent shall continue as though no such proceeding had been instituted.

   Section 4.07. Application of Proceeds. The proceeds of any exercise of rights with respect to the Collateral, or any part thereof, and the proceeds and the avails of any remedy under this Agreement shall be paid to and applied in accordance with the provisions of the Credit Agreement. If there is a deficiency, the Borrower shall, subject always to the other provisions of this Agreement, remain liable therefor and shall forthwith pay the amount of any such deficiency to the Agent. If there is an excess, such excess shall be returned to the Borrower.

   Section 4.08. Waivers by the Borrower. (a) To the extent permitted by applicable law, the Borrower hereby waives notice of acceptance of this Agreement and of extensions of credit, loans, advances or other financial assistance under the Facility Documents or under any other agreement, note, document or instrument now or at any time or times hereafter executed by the Borrower and delivered to the Agent or any Lender in connection with or pursuant to a Facility Document. To the extent permitted by applicable law, the Borrower further waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or default with respect to any of the Secured Obligations, and all other notices to which the Borrower might otherwise be entitled, except as otherwise expressly provided in this Agreement or in the other Facility Documents.

        (b) The Borrower (to the extent that it may lawfully do so) covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advance of, any stay (except in connection with a pending appeal or the automatic stay imposed under 11 U.S.C. Section 362 or any successor or replacement thereof), valuation, appraisal, redemption or extension law now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Agreement or any other Facility Document; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit and advance of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Agreement or therein granted and delegated to the Agent, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

   Section 4.09. Consent. The Borrower hereby consents that from time to time, before or after the occurrence or existence of any Event of Default, with or without notice to or assent from the Borrower, any security at any time held by or available to the Agent for any of the Secured Obligations, or any other security at any time held by or available to the Agent for any obligation of any other Person secondarily or otherwise liable for any of the Secured Obligations, may be exchanged, surrendered, or released, and the Borrower shall remain bound under this Agreement notwithstanding any such exchange, surrender or release.

        ARTICLE 5.  DEFEASANCE

   Section 5.01. Satisfaction and Discharge. If the Borrower shall pay and discharge the entire indebtedness on all Secured Obligations outstanding by paying or causing to be paid the principal of, and interest on, all Secured Obligations outstanding; and if the Borrower shall also pay or cause to be paid all other sums payable under this Agreement with respect to the Secured Obligations and all sums payable under any one or more of the other Facility Documents; and if all Commitments shall have been terminated, then and in that case all of the right, title and interest of the Agent in the Collateral created hereby shall cease and terminate, and thereupon the Agent, upon written request of the Borrower, shall forthwith execute and deliver, without recourse, proper deeds, assignments and other instruments acknowledging satisfaction or and discharging all of the right, title and interest of the Agent in the Collateral created hereby (subject to any disposition thereof that may have been previously made by the Agent pursuant to any of the Facility Documents).

   Section 5.02. Disposal of Assets; Release of Lien. So long as no Default or Event of Default shall exist and be continuing or be created as a result thereof, if the Borrower shall sell, lease, transfer or otherwise dispose of its Property in accordance with the provisions of the Credit Agreement, then the Agent, upon payment to it of all amounts then due and owing as fees and expenses under this Agreement, shall forthwith execute proper instruments releasing the interests in such Property so disposed of from the Lien of the Agent created under this Agreement.

        ARTICLE 6.  MISCELLANEOUS

   Section 6.01. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower, the Agent and the Required Lenders, or by the Borrower and the Agent acting with the consent of the Required Lenders and any provision of this Agreement may be waived by the Required Lenders or by the Agent acting with the consent of the Required Lenders; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the Lenders: (a) permit the creation of any Lien with respect to any of the Collateral (other than Permitted Liens) that is prior or equal to the Lien of the Agent; (b) effect the deprivation of any Lender of the benefit of any Lien upon all or any part of the Collateral; (c) create any priority with respect to any portion of the Secured Obligations over any other portion with respect to the Lien upon all or any part of the Collateral; or (d) amend, waive or modify the definition of Secured Obligations.

   Section 6.02. Survival. The obligations of the Borrower under Section 3.08 or Section 4.02(h) shall survive the repayment of the Secured Obligations and the termination of the Commitments.

   Section 6.03. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Lenders and their respective successors and assigns.

   Section 6.04. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Agent in writing, by telex, telecopy or other writing or by telephone, confirmed by telex, telecopy or other writing, and to the Lenders and to the Borrower by ordinary mail, hand delivery, overnight courier or telecopier addressed to such party at its address on the signature page of the Credit Agreement. Notices shall be effective: (a) if given by mail, 72 hours after deposit in the mails with first class postage prepaid, addressed as aforesaid; and (b) if given by telecopier, when confirmation of delivery of the telecopy is transmitted to the telecopier number as aforesaid is transmitted; provided that notices to the Agent and the Lenders shall be effective upon receipt.

   SECTION 6.05. JURISDICTION; IMMUNITIES. (A) EACH OF THE BORROWER AND THE AGENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH OF THE BORROWER AND THE AGENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. EACH OF THE BORROWER AND THE AGENT IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO EACH OF THE BORROWER AND THE AGENT AT ITS ADDRESS SPECIFIED IN
SECTION 6.04. EACH OF THE BORROWER AND THE AGENT AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE BORROWER AND THE AGENT FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE BORROWER FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE AGENT OR ANY LENDER SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY. EACH OF THE BORROWER AND THE AGENT WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

        (b) Nothing in this Section 6.05 shall affect the right of the Borrower, the Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Agent or any Lender to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

        (c) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

   Section 6.06. Headings. The headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

   Section 6.07.  Severability.  The provisions of this
Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

   Section 6.08. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

   SECTION 6.09.  GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

   Section 6.10. Subject to the Credit Agreement. Any and all rights granted to the Agent under this Agreement are to be held and exercised by the Agent for the benefit of the Lenders, pursuant to the provisions of the Credit Agreement. To the extent set forth in the Facility Documents, each of the Lenders shall be a beneficiary of the terms of this Agreement. Any and all obligations under this Agreement of the parties to this Agreement, and the rights granted to the Agent under this Agreement, are created and granted subject to the terms of the Credit Agreement.

   Section 6.11. Power of Attorney. The Borrower hereby makes, constitutes and appoints the Agent the true and lawful agent and attorney in fact of the Borrower, with full power of substitution

        (a) if an Event of Default exists and is continuing, and to the fullest extent permitted by applicable law, to receive, open and dispose of all mail addressed to the Borrower relating to the Collateral and remove therefrom any notes, checks, acceptances, drafts, money orders or other instruments included in the Collateral, with full power to endorse the name of the Borrower upon any such notes, checks, acceptances, drafts, money orders, instruments or other documents relating to the Collateral and to effect the deposit and collection thereof, and the further right and power to endorse the name of the Borrower on any document relating to the Collateral;

        (b) if an Event of Default exists and is continuing, to sign the name of the Borrower to drafts against its debtors, to notices to such debtors, to assignments and notices of assignments, financing statements, continuation statements or other public records or notices and all other instruments and documents; and

        (c) to do any and all things necessary to take such action in the name and on behalf of the Borrower to carry out the provisions of this Agreement, including, without limitation, the grant of the security interest granted to the Agent with respect to the Collateral and the Agent's rights created under this Agreement after a request by the Agent to take any action, and the failure or refusal of the Borrower to comply with such request within five (5) Banking Days.

The Borrower agrees, in the absence of willful wrongdoing or gross negligence, that neither the Agent nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission, or for any good faith error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 6.11. The power of attorney granted under this Section 6.11 is coupled with an interest and shall be irrevocable so long as any Secured Obligation, Letter of Credit or Commitment remains outstanding.

   Section 6.12. Term of Agreement. This Agreement shall be and remain in full force and effect so long as any Secured
Obligation, Letter of Credit or Commitment is outstanding.

           [Remainder of Page Intentionally Left Blank]

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                 BORROWER:

                                 MISTIC BRANDS, INC.


                                 By:

                       Name:
                    Title:



                                 AGENT:

                                 THE CHASE MANHATTAN BANK
                                  (NATIONAL ASSOCIATION)


                                 By:

                       Name:
                    Title: